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                                                                      Exhibit 11

                        TALX CORPORATION AND SUBSIDIARIES
              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                                   (unaudited)

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                                                                THREE MONTHS ENDED SEPTEMBER 30,  SIX MONTHS ENDED SEPTEMBER 30,
                                                                --------------------------------  ------------------------------
                                                                     2003              2004           2003              2004
                                                                     ----              ----           ----              ----
Basic Earnings Per Share:

      Net earnings:
           Continuing operations                                 $  3,263,000      $  3,930,000   $  5,998,000      $  4,128,000
           Discontinued operations                                     22,000           129,000        100,000           287,000
                                                                 ------------      ------------   ------------      ------------
                Net earnings                                     $  3,285,000      $  4,059,000   $  6,098,000      $  4,415,000
                                                                 ============      ============   ============      ============

      Weighted average number of common shares outstanding         13,948,542        13,948,542     13,948,542        13,948,542
      Less: weighted average number of treasury shares               (420,216)         (216,149)      (430,500)         (247,197)
                                                                 ------------      ------------   ------------      ------------
           Weighted average number of common and common
                equivalent shares outstanding                      13,528,326        13,732,393     13,518,042        13,701,345
                                                                 ============      ============   ============      ============

      Basic earnings per common share:

           Continuing operations                                 $       0.24      $       0.29   $       0.44      $       0.30
           Discontinued operations                                          -              0.01           0.01              0.02
                                                                 ------------      ------------   ------------      ------------
                Net earnings                                     $       0.24      $       0.30   $       0.45      $       0.32
                                                                 ============      ============   ============      ============

Diluted Earnings Per Share:

      Net earnings:
           Continuing operations                                 $  3,263,000      $  3,930,000   $  5,998,000      $  4,128,000
           Discontinued operations                                     22,000           129,000        100,000           287,000
                                                                 ------------      ------------   ------------      ------------
                Net earnings                                     $  3,285,000      $  4,059,000   $  6,098,000      $  4,415,000
                                                                 ============      ============   ============      ============

      Weighted average number of common shares outstanding         13,948,542        13,948,542     13,948,542        13,948,542
      Weighted average of shares issuable under employee
        stock plans                                                     6,795             6,751         10,947             6,751
      Dilutive effect of the exercise of stock options                729,198           578,690        599,215           602,906
      Dilutive effect of the exercise of warrants                      36,248            35,465         34,018            35,775
      Less: weighted average number of treasury shares               (420,216)         (216,149)      (430,500)         (247,197)
                                                                 ------------      ------------   ------------      ------------
           Weighted average number of common and common
                equivalent shares outstanding                      14,300,567        14,353,299     14,162,222        14,346,777
                                                                 ============      ============   ============      ============

      Diluted earnings per common share:
           Continuing operations                                 $       0.23      $       0.27   $       0.42      $       0.29
           Discontinued operations                                          -              0.01           0.01              0.02
                                                                 ------------      ------------   ------------      ------------
                Net earnings                                     $       0.23      $       0.28   $       0.43      $       0.31
                                                                 ============      ============   ============      ============
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